Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information:

Investor and Financial Media Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Results for the Second Quarter Ended

January 31, 2016 and Declares Quarterly Cash Dividend

Improved Product Mix and Operational Cost Focus Drives Margin Expansion Despite Lower Revenues

PEABODY, Mass. (March 2, 2016) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its second quarter ended January 31, 2016.

Highlights during the second quarter (comparisons are against Q2 of fiscal 2015) included:

•	Revenue of $128 million, down 5% (4% on constant currency)

•	Gross margin of 46%, up 3 pts. (an additional 0.5 point on constant currency)

•	Non-GAAP operating margin of 15%, up 2 pts; Non-GAAP diluted EPS of $1.18, up $0.10

•	GAAP operating margin of 1%; GAAP diluted loss per share of ($0.24), includes a $13.3 million, or $1.07 per diluted share, accrual in connection with the inquiry involving our Danish subsidiary, BK Medical, ApS, and a $3.1 million, or $0.25 per diluted share, of pre-tax restructuring charges

•	Launched new telehealth initiative through the acquisition of Oncura Partners

•	Received first commercial order for Sonic Window in dialysis after the end of the quarter

Revenue for the second quarter of fiscal 2016 was $127.9 million, a decrease of 5% or 4% on constant currency, compared with revenue of $133.9 million in the second quarter of fiscal 2015. GAAP net loss for the second quarter of fiscal 2016 was ($3.0) million, or ($0.24) per diluted share, compared with net income of $9.8 million, or $0.78 per diluted share, in the second quarter of fiscal 2015. Included in GAAP net loss and diluted EPS for the second quarter is a pre-tax accrual of $13.3 million, or $1.07 per diluted share, associated with the inquiry involving our Danish subsidiary BK Medical and a pre-tax restructuring charge of $3.1 million, or $0.25 per diluted share, associated with the 2016 Restructuring Plan previously announced in the fourth quarter of fiscal 2015.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

Non-GAAP net income for the second quarter was $14.9 million, or $1.18 per diluted share, compared with $13.6 million, or $1.08 per diluted share, in the prior year’s second quarter. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

For the first six months of fiscal 2016, revenue totaled $242.8 million, down 4% or 3% on constant currency, from the same period in the prior year. Fiscal year-to-date GAAP net loss was ($1.6) million, or ($0.13) per diluted share, compared with net income of $13.5 million, or $1.07 per diluted share, from the same period in 2015. Included in GAAP net loss and diluted EPS for the first six months was a pre-tax accrual of $13.3 million, or $1.07 per diluted share, associated with the inquiry involving our Danish subsidiary BK Medical and a pre-tax restructuring charge of $6.4 million, or $0.52 per diluted share, associated with the 2016 Restructuring Plan previously announced in the fourth quarter of fiscal 2015. Year-to-date non-GAAP net income was $21.9 million, or $1.73 per diluted share, compared with $21.5 million, or $1.70 per diluted share, in the same period last year.

Jim Green, president and CEO, commented, “As expected, revenues in our second quarter were below last year, due primarily to lower legacy ultrasound probes and timing of Security shipments, but our profitability continued to improve with mid-teens non-GAAP operating margins driving a significant increase in non-GAAP earnings per share. Our Security segment continued to exhibit volatility due to shifting schedules from our OEM customers and Rapid DNA payment delays affecting revenue recognition. Medical Imaging performed as expected, with demand for our private label CT product increasing in China and our performance in direct Ultrasound continues with strong growth and improved margins driven by North America and China.”

“Looking to the second half of the fiscal year, we see Ultrasound building momentum as we begin selling our new bk3500 into point of care settings and we begin layering on ultrasound product revenues from our technology partner as they penetrate the broader general imaging market. Our new telehealth initiative, through the acquisition of Oncura Partners, further accelerates ultrasound growth. After the close of the quarter, I am very pleased to say that we received our first commercial order for our Sonic Window used for dialysis, another incremental driver for long term growth.”

Green continued. “In the second half we continue to expect strong Ultrasound growth and solid Medical Imaging, impacted by declines in Security. For the full year we now expect revenue to be down mid-single digits, low single digits on constant currency, with favorable mix and cost focus driving continued non-GAAP operating margin expansion of over 1pt.”

Segment Revenues

Medical Imaging segment revenue was $73.5 million for the second quarter of fiscal 2016, consistent with revenue of $73.1 million in the same period of fiscal 2015, due primarily to growth in mammography and MR offset by timing of shipments in CT despite solid growth in our private label CT shipments to China.

Ultrasound segment revenue was $43.3 million for the second quarter of fiscal 2016, up 2% (up 5% in constant currency) from revenue of $42.5 million in the same period of fiscal 2015, due to strong growth (11% in constant currency) in direct sales offset by the decline in OEM probes.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

Security and Detection segment revenue was $11.1 million for the second quarter of fiscal 2016, down 39% from revenue of $18.3 million in the same period of fiscal 2015 on timing of high speed system shipments and payment delays from Rapid DNA systems.

Investigation Regarding our BK Medical Subsidiary

As initially disclosed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011, we identified certain transactions involving our Danish subsidiary BK Medical ApS, or BK Medical, and certain of its foreign distributors, with respect to which we have raised questions concerning compliance with law, including Danish law and the U.S. Foreign Corrupt Practices Act, and our business policies. We are engaged in discussions with the SEC, the DOJ and the Danish Government concerning a final resolution of these matters. In the second quarter of fiscal 2016, we accrued a charge of $13.3 million, of which $10.1 million was classified as general and administrative expense and $3.2 million was classified as other expense, net in our Consolidated Statements of Operations, in connection with these matters. This is in addition to a $1.6 million charge that we accrued in the fourth quarter of fiscal 2015, of which $1.0 million was classified as general and administrative expense and $0.6 million was classified as other expense, net in our Consolidated Statements of Operations. Any resolution of these matters, and the terms of and amounts payable in connection with any such resolution is subject to negotiation and approval of agreements with each of the SEC, the DOJ, and the Danish government.

Quarterly Cash Dividend

On February 26, 2016, Analogic’s Board of Directors declared a $0.10 cash dividend for each common share for its second fiscal quarter ended January 31, 2016. The cash dividend will be payable on March 25, 2016, to shareholders of record on March 11, 2016.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization,

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Wednesday, March 2, 2016 at 5:00 p.m. (ET) to discuss the second quarter and outlook for fiscal 2016. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight Saturday April 2, 2016. To access the digital replay, dial 1-877-919-4059 or 1-334-323-0140 for international callers. The passcode is 91121902.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight April 2, 2016.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging and real-time guidance technologies used for disease diagnosis and treatment as well as for automated threat detection. Our market-leading ultrasound systems, led by our flagship BK Ultrasound brand, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical practitioners around the world. Our advanced imaging technologies are also used in computed tomography (CT), magnetic resonance imaging (MRI), and digital mammography systems, as well as automated threat detection systems for aviation security. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic and the globe logo are registered trademarks of Analogic Corporation.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Six Months Ended
(In thousands, except per share data)	January 31, 2016	January 31, 2015	January 31, 2016	January 31, 2015

Net revenue:
Product	$125,938	$131,272	$240,067	$248,207
Engineering	1,931	2,673	2,750	4,054

Total net revenue	127,869	133,945	242,817	252,261

Cost of sales:
Product	68,123	74,077	131,070	139,215
Engineering	967	2,375	2,029	3,554

Total cost of sales	69,090	76,452	133,099	142,769

Gross profit	58,779	57,493	109,718	109,492

Operating expenses:
Research and product development	16,566	16,425	33,805	33,794
Selling and marketing	15,249	15,846	30,482	31,355
General and administrative	22,308	13,073	35,504	27,295
Restructuring	3,147	(152)	6,430	(210)

Total operating expenses	57,270	45,192	106,221	92,234

Income from operations	1,509	12,301	3,497	17,258
Total other income (expense), net	(3,507)	(169)	(3,965)	(51)

Income (loss) before income taxes	(1,998)	12,132	(468)	17,207
(Benefit from) provision for income taxes	987	2,302	1,141	3,723

Net income (loss)	$(2,985)	$9,830	$(1,609)	$13,484

Net income (loss) per share
Basic	$(0.24)	$0.79	$(0.13)	$1.09
Diluted	$(0.24)	$0.78	$(0.13)	$1.07

Dividends declared and paid per share	$0.10	$0.10	$0.20	$0.20

Weighted-average shares outstanding:
Basic	12,418	12,378	12,422	12,393
Diluted	12,418	12,558	12,422	12,588

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	January 31, 2016	July 31, 2015
Assets:
Cash and cash equivalents	$120,067	$123,800
Accounts receivable, net	95,239	119,301
Inventory	149,685	132,712
Other current assets	25,016	20,765

Total current assets	390,007	396,578
Property, plant, and equipment, net	103,565	106,299
Intangible assets and goodwill, net	123,368	106,949
Other non-current assets	18,218	14,753

Other assets	141,586	121,702

Total Assets	$635,158	$624,579

Liabilities and Stockholders’ Equity:
Accounts payable	$30,115	$30,493
Accrued liabilities	49,963	40,110
Other current liabilities	8,714	9,191

Total current liabilities	88,792	79,794
Long-term liabilities	25,092	13,375
Stockholders’ equity	521,274	531,410

Total Liabilities and Stockholders’ Equity	$635,158	$624,579

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	January 31, 2016	January 31, 2015	January 31, 2016	January 31, 2015

GAAP Income From Operations	$1,509	$12,301	$3,497	$17,258
Share-based compensation expense (Note 1)	1,760	2,424	4,143	5,015
Acquisition-related revenues and expenses (Note 2)	2,492	2,257	4,554	4,547
BK Medical distributor matter inquiry related costs (Note 3)	10,208	376	10,234	1,146
Restructuring (Note 4)	3,147	(152)	6,430	(210)

Non-GAAP Income From Operations	$19,116	$17,206	$28,857	$27,756

Percentage of Total Net Revenue	15%	13%	12%	11%

GAAP Other Income (Expense), net	$(3,507)	$(169)	$(3,965)	$(51)
BK Medical distributor matter inquiry related costs (Note 3)	3,211	—	3,211	—

Non-GAAP Other Income (Expense), net	$(296)	$(169)	$(754)	$(51)

Percentage of Total Net Revenue	0%	0%	0%	0%

GAAP Net Income (Loss)	$(2,985)	$9,830	$(1,609)	$13,484
Share-based compensation expense (Note 1)	1,228	1,710	2,912	3,531
Acquisition-related revenues and expenses (Note 2)	1,989	1,903	3,711	3,841
BK Medical distributor matter inquiry related costs (Note 3)	12,640	239	12,657	728
Restructuring (Note 4)	2,010	(96)	4,181	(133)

Non-GAAP Net Income	$14,882	$13,586	$21,852	$21,451

Percentage of Total Net Revenue	12%	10%	9%	9%

GAAP Diluted Net Income (Loss) Per Share	$(0.24)	$0.78	$(0.13)	$1.07
Effect of non-GAAP adjustments	1.43	0.30	1.86	0.63

Non-GAAP Diluted Net Income Per Share	$1.18	$1.08	$1.73	$1.70

Note 1: Exclusion of variable share-based compensation expense allows consistency of operating results between periods and between other companies.

Note 2: During fiscal year 2016, we incurred acquisition related costs associated with the Ultrasonix Medical Corporation, PocketSonics, Inc., and Oncura Partners Diagnostics, LLC acquisitions, which we closed on March 2, 2013, September 20, 2013, and January 8, 2016, respectively. Pre-tax costs consisted of the amortization of intangibles and legal fees of $2.5 million and $4.6 million for the three and six months ended January 31, 2016, respectively.

Note 3: During the three and six months ended January 31, 2016, we incurred pre-tax inquiry-related costs of $10.3 million within operating expenses and $3.2 million within Other Income (expense), respectively, associated with the BK Medical distributor matter, as initially disclosed in our annual report on Form 10-K for the fiscal year ended July 31, 2011. This matter relates to transactions we identified involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, regarding compliance with the law.

Note 4: During the three and six months ended January 31, 2016, we incurred pre-tax restructuring charges of $3.1 million and $6.4 million, respectively, primarily due to severance and related costs for employees who were involuntary terminated or elected to participate in the Voluntary Retirement Program.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com